Exhibit 3.3

BYLAWS

OF

NIC INC.,

a Delaware corporation

As adopted on May 7, 2009

i

ii

BYLAWS

OF

NIC INC.

ARTICLE I

OFFICES

Section 1.01.          Registered Office.  NIC Inc. (the “Corporation”) shall at all times maintain a registered office in the State of Delaware. The registered office and registered agent of the Corporation shall be fixed in the Corporation’s Certificate of Incorporation (as it may be amended from time to time, the “Certificate of Incorporation”) and may be changed from time to time by the Corporation in the manner specified by law.

Section 1.02.          Other Offices.  The Corporation may also have offices at such other places both within and outside the State of Delaware as the board of directors of the Corporation (the “Board of Directors”) may from time to time determine or as may be appropriate for the business of the Corporation.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.01.          Time and Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose will be held at such time and place, either within or without the State of Delaware, as designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a) of the Delaware General Corporation Law (the “DGCL”).

Section 2.02.          Annual Meeting.  Annual meetings of stockholders will be held each year on such date and at such time as designated by the Board of Directors. At the annual meeting, the stockholders shall elect directors nominated in accordance with Section 2.05 and shall transact only such other business as is properly brought before the meeting in accordance with these Bylaws.

Section 2.03.          Special Meetings.  Subject to the rights of the holders of any class or series of Preferred Stock, special meetings of the stockholders of the Corporation may be called only by (a) the Board of Directors acting pursuant to a resolution adopted by a majority of the members of the Board of Directors then in office or (b) by the Corporation upon the written request of the holder or holders of greater than 50% of the outstanding shares entitled to vote at the meeting. In the event that the Corporation receives such a written request in proper form, the Corporation shall have 120 days after receipt of such request to call and hold the meeting, and if the Corporation fails to call and hold the meeting within 120 days, the special meeting may then be called directly by the stockholders holding greater than 50% of the outstanding shares entitled to vote at the meeting. The written request shall specify the purpose or purposes for which the meeting is to be called and shall include: (1) for business to be brought before the special meeting other than the election of directors, the information required by Section 2.04 with respect to stockholder proposed business at annual meetings and (2) for the election of directors, the information required by Section 2.05 with respect to stockholder nominations of directors at annual meetings. The stockholders requesting or calling a special meeting of stockholders shall update and supplement the information in the written request to the same extent as required under Sections 2.04 and 2.05. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the notice of meeting.

Section 2.04.          Business Brought Before a Meeting.  (A)  At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, business must be (1) specified in the notice of meeting (or any supplements thereto) given by or at the direction of the Board of Directors (or a duly authorized committee thereof); (2) brought before the meeting by or at the direction of the Board of Directors; or (3) otherwise properly brought before the meeting by a stockholder who (a) was a stockholder of record at the time of giving the notice provided for in this Section 2.04 and on the record date for the determination of stockholders entitled to vote at the annual meeting, (b) is entitled to vote at the meeting, and (c) complied with all of the notice procedures set forth in this Section 2.04 as to such business (except for proposals made in accordance with Rule 14a-8 under the Exchange Act (as defined in Section 2.06), which are addressed in Section 2.04(E)).  The foregoing clause (3) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders.  Stockholders seeking to nominate persons for election to the Board of Directors must comply with the notice procedures set forth in Section 2.05 of these Bylaws, and this Section 2.04 shall not be applicable to nominations except as expressly provided therein.

(B)   Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (1) provide Timely Notice (as defined in Section 2.06) thereof in writing and in proper form to the Secretary of the Corporation and (2) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.04.  In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice.

(C)   To be in proper form for purposes of this Section 2.04, a stockholder’s notice to the Secretary pursuant to this Section 2.04 must set forth:

(1)                                  (a)   the name and address of the stockholder providing the notice, as they appear on the Corporation’s books, and of the other Proposing Persons (as defined in Section 2.06),

(b)   the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record and the class and number of shares beneficially owned (as defined in Rule 13d-3 under the Exchange Act) by each Proposing Person, except that any such Proposing Person shall be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future, and

(c) a representation that each Proposing Person will notify the Corporation in writing of the class and number of shares owned of record, and of the class and number of shares owned beneficially, in each case, as of the record date for the meeting;

(2)           as to each Proposing Person, (a) any Derivative Instruments (as defined in Section 2.06) that are, directly or indirectly, owned or held by such Proposing Person, (b) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person, directly or indirectly, has or shares a right to vote any shares of any class or series of the Corporation, (c) any Short Interests (as defined in Section 2.06), that are held directly or indirectly by such Proposing Person, (d) any rights to dividends on the shares of any class or series of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (e) any performance-related fees (other than an asset based fee) that such Proposing Person is entitled to receive based on any increase or decrease in the price or value of shares of any class or series of the Corporation, of any Derivative Instruments or of any Short Interests, if any, including, without limitation, any such shares, instruments or interests held by persons sharing the same household as such Proposing Person, and (f) any plans or proposals that the Proposing Person may have that relate to or may result in the acquisition or disposition of securities of the Corporation, an extraordinary corporate transaction (such as the sale of a material amount of assets of the Corporation or any of its subsidiaries, a merger, reorganization or liquidation) involving the Corporation or any of its subsidiaries, any change in the Board of Directors or management of the Corporation (including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the Board of Directors), any material change in the present capitalization or dividend policy of the Corporation, any change in the Corporation’s Certificate of Incorporation or Bylaws, causing a class of securities of the Corporation to be delisted from a national securities exchange or any other material change in the Corporation’s business or corporate structure or any action similar to those listed above;

(3)           as to each matter proposed to be brought by any Proposing Person before the annual meeting, (a) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the meeting, and any material interest of such Proposing Person in such business and (b) a reasonably detailed description of all agreements, arrangements, understandings or relationships between or among any of the Proposing Persons and/or any other persons or entities (including their names) in connection with the proposal of such business by such Proposing Person; and

(4)           any other information relating to any Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the proposal pursuant to Section 14 of the Exchange Act.

(D)  A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.04 shall be true and correct as of the record date for the meeting and as of the date of the meeting or any adjournment or postponement thereof, as the case may be, and such update and supplement shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the later of the record date for the meeting or the date notice of such record date is first Publicly Disclosed (in the case of the update and supplement required to be made as of the record date), and as promptly as practicable after any change in the information required to be provided (in the case of any update or supplement required to be made after the record date).

(E)  This Section 2.04 is expressly intended to apply to any business proposed to be brought before an annual meeting, regardless of whether or not such proposal is made by means of an independently financed proxy solicitation.  In addition to the foregoing provisions of this Section 2.04, each Proposing Person shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 2.04.  This Section 2.04 shall not be deemed to affect (1) the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act and, if required by such rule to be included in the Corporation’s proxy statement, to include a description of such proposal in the notice of meeting and to be submitted for a stockholder vote at the applicable meeting, or (2) to affect the rights of the holders of any class or series of preferred stock as set forth in the Certificate of Incorporation.

(F)  Notwithstanding satisfaction of the provisions of this Section 2.04, the proposed business described in the notice may be deemed not to be properly brought before the meeting if, pursuant to the Certificate of Incorporation, the Bylaws, state law or any rule or regulation of the Securities and Exchange Commission, it was offered as a stockholder proposal and was omitted, or had it been so offered, it could have been omitted, from the notice of, and proxy material for, the meeting (or any supplement thereto) authorized by the Board of Directors.

(G)  In the event Timely Notice is given pursuant to Section 2.04(B), and the business described therein is not disqualified pursuant to this Section 2.04, such business may be presented by, and only by, the stockholder who shall have given the notice required by this Section 2.04, or a representative of such stockholder who is qualified under the law of the State of Delaware to present the proposal on the stockholder’s behalf at the meeting.

(H)  Notwithstanding anything in these Bylaws to the contrary: (1) no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2.04 or, subject to Section 2.04(E), as permitted under Rule 14a-8 under the Exchange Act (other than the election of directors nominated in accordance with Section 2.05), and (2) unless otherwise required by law, if a Proposing Person intending to propose business at an annual meeting pursuant to Section 2.04(A)(3) does not provide the information required under Section 2.04(C) or does not update or supplement the notice in accordance with Section 2.04(D) within the periods specified therein, or the stockholder who shall have given the notice required by Section 2.04 (or a qualified representative of the stockholder) does not appear at the meeting to present the proposed business, such business shall not be transacted, notwithstanding that proxies in respect of such business may have been received by the Corporation.  The chairperson of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.04 and any such business not properly brought before the meeting shall not be transacted.  The requirements of this Section 2.04 are included to provide the Corporation notice of a stockholder’s intention to bring business before an annual meeting and shall in no event be construed as imposing upon any stockholder the requirement to seek approval from the Corporation as a condition precedent to bringing any such business before an annual meeting.

Section 2.05.          Nomination of Directors.  (A)  Nominations of persons for election to the Board of Directors at an annual meeting or special meeting called by the Board of Directors (but only if the Board of Directors has first determined that directors are to be elected at such special meeting) may be made at such meeting (1) by or at the direction of the Board of Directors (or a duly authorized committee thereof), or (2) by any stockholder who (a) was a stockholder of record at the time of giving the notice provided for in this Section 2.05 and on the record date for determination of stockholders entitled to vote at the meeting, (b) is entitled to vote at the meeting, and (c) complied with the notice procedures set forth in this Section 2.05 as to such nomination.  Except for the rights of the holders of any class or series of preferred stock to nominate or elect directors pursuant to the terms of such class or series in the Certificate of Incorporation, Section 2.05(A)(2) of these Bylaws shall be the exclusive means for a stockholder to propose any nomination of a person or persons for election to the Board of Directors to be considered by the stockholders at an annual meeting or special meeting called by the Board of Directors.

(B)  Without qualification, for nominations to be made at an annual meeting by a stockholder, the stockholder must (1) provide Timely Notice (as defined in Section 2.06) thereof in writing and in proper form to the Secretary of the Corporation and (2) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.05.  Without qualification, if the Board of Directors has first determined that directors are to be elected at a special meeting, then for nominations to be made at a special meeting by a stockholder, the stockholder must (1) provide notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which the date of such special meeting was first Publicly Disclosed and (2) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.05.  In no event shall any adjournment or postponement of an annual meeting or special meeting, or the announcement thereof, commence a new time period for the giving of a stockholder notice as described above.

(C)  To be in proper form for purposes of this Section 2.05, a stockholder’s notice to the Secretary pursuant to this Section 2.05 must set forth:

(1)                                (a) the name and address of the stockholder providing the notice, as they appear on the Corporation’s books, and of the other Proposing Persons,

(b) the information specified in Section 2.04(C)(1), clauses (b) and (c), and Section 2.04(C)(2), as to each Proposing Person, and

(c) any other information relating to each Proposing Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act; and

(2)           as to each person whom the stockholder proposes to nominate for election as a director, (a) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.05 if such proposed nominee were a Proposing Person; (b) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee, if applicable, and to serving as a director if elected), (c) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Proposing Person, on the one hand, and each proposed nominee, his or her respective affiliates and associates (as such terms are defined in Rule 12b-2 under the Exchange Act), and any other persons or entities Acting in Concert with such nominee or any of his or her affiliates or associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if the Proposing Persons were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant; and (d) a completed and signed questionnaire, representation and agreement as provided in Section 2.05(G).

(D)  The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such nominee.

(E)  A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.05 shall be true and correct as of the record date for the meeting and as of the date of the meeting or any adjournment or postponement thereof, as the case may be, and such update and supplement shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the later of the record date for the meeting or the date notice of such record date is first Publicly Disclosed (in the case of the update and supplement required to be made as of the record date), and as promptly as practicable after any change in the information required to be provided (in the case of any update or supplement required to be made after the record date).

(F)  Notwithstanding anything in the first sentence of Section 2.05(B) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting of stockholders, a stockholder’s notice required by this Section 2.05 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such information was first Publicly Disclosed by the Corporation.

(G)  To be eligible to be a stockholder nominee for election as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 2.05) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in form provided by the Secretary upon written request) that such person (1) is not and will not become a party to (a) any Voting Commitment (as defined in Section 2.06) that has not been disclosed to the Corporation or (b) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (2) is not, and does not intend to become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (3) in such person’s individual capacity, would be in compliance with, if elected as a director of the Corporation, and will comply with, applicable Publicly Disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

(H)  In addition to the foregoing provisions of this Section 2.05, each Proposing Person shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 2.05.

(I)  Only such persons who are nominated in accordance with the procedures set forth in this Section 2.05 shall be eligible to be elected to serve as directors.  Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairperson of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in this Section 2.05 and, if any proposed nomination is not in compliance with this Section 2.05, to declare that such defective nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

Section 2.06.          Definitions.

For purposes of Section 2.04 and Section 2.05 of these Bylaws, the following terms have the meanings specified or referred to in this Section 2.06:

(A)  “Acting in Concert” means a person will be deemed “Acting in Concert” with another person for purposes of these Bylaws if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the

Corporation in parallel with, such other person where (1) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (2) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies from such other person in connection with a public proxy solicitation pursuant to, and in accordance with, the Exchange Act.  A person that is Acting in Concert with another person shall also be deemed to be Acting in Concert with any third party who is also Acting in Concert with the other person.

(B)  “Derivative Instruments” shall mean (1) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise, conversion or exchange privilege or settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the price or value or volatility of any class or series of shares of the Corporation, or (2) any derivative, swap or other transaction, right or instrument or series of transactions, rights or instruments engaged in, directly or indirectly, by any Proposing Person the purpose or effect of which is to give such Proposing Person economic risks or rights similar to ownership of shares of any class or series of the Corporation, including, due to the fact that the value of such derivative, swap or other transaction, right or instrument is determined by reference to the price or value or volatility of any shares of any class or series of the Corporation, or which derivative, swap or other transaction, right or instrument provides, directly or indirectly, the opportunity to profit from any increase or decrease in the price or value or volatility of any shares of any class or series of the Corporation, in each case whether or not (a) such security, derivative, swap or other transaction, right or instrument conveys any voting rights in such shares to any Proposing Person, or is required to be, or is capable of being, settled through delivery of such shares, or (b) any Proposing Person may have entered into other transactions or arrangements that hedge or mitigate the economic effect of such security, derivative, swap or other transaction, right or instrument.

(C)  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(D)  “Proposing Person” shall mean (1) the stockholder providing the notice of business proposed to be brought before an annual meeting or the stockholder providing notice of the nomination of a director, (2) such beneficial owner, if different, on whose behalf the business proposed to be brought before the annual meeting, or on whose behalf the notice of the nomination of the director, is made, (3) any affiliate or associate of such stockholder or beneficial owner (the terms “affiliate” and “associate” are defined in Rule 12b-2 under the Exchange Act), and (4) any other person with whom such stockholder or beneficial owner (or any of their respective affiliates or associates) is Acting in Concert.

(E)  “Publicly Disclosed” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(F)  “Short Interests” shall mean any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by any Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Corporation.

(G)  “Timely Notice” shall mean a stockholder’s notice to the Secretary of the Corporation which must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before, or more than sixty (60) days after, such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which the date that such annual meeting was Publicly Disclosed (as defined above).

(H)  “Voting Commitment” shall mean any agreement, arrangement or understanding with any person or entity as to how such nominee, if elected as a director of the Corporation, will act or vote on any issue or question.

Section 2.07.          Notices of Annual and Special Meetings.  Notice of any meeting of stockholders shall be given in accordance with Section 6.01 of these Bylaws. Notice of any meeting of stockholders may be waived in accordance with Section 6.02 of these Bylaws. Written notice of all meetings of stockholders stating the place, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the purpose or purposes for which the meeting is called will be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by the DGCL or the Certificate of Incorporation. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, shall be given as otherwise required by these Bylaws.

Section 2.08.          Quorum.  Subject to the rights of the holders of any series of preferred stock and except as otherwise provided by law or by the Certificate of Incorporation, the holders representing a majority of the combined voting power of the capital stock issued and outstanding and entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum is not present or represented at any meeting of the stockholders, the chairperson of the meeting or stockholders representing a majority of the capital stock entitled to vote at the meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. The stockholders present at a duly called meeting at which a quorum was originally present may continue to transact business until adjourned, notwithstanding the withdrawal of enough stockholders to leave less than a quorum present.

Section 2.09.          Proxies and Voting.  (A)  Subject to the rights of the holders of any series of preferred stock and except as otherwise required by law, the Certificate of Incorporation or these Bylaws, with respect to all matters other than the election of directors, the affirmative vote of the holders of at least a majority of the voting power of the capital stock present or represented at the meeting and entitled to vote thereon shall be the act of the stockholders. Except as otherwise provided in the Certificate of Incorporation, each stockholder represented at a meeting of stockholders is entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy, but no proxy will be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the chairperson of the meeting, in his or her discretion, may require that any votes cast at such meeting be cast by written ballot. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 2.09 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, if such copy, facsimile telecommunication or other reproduction is a complete reproduction of the entire original writing or transmission.

(B)  The Corporation may, and if required by law shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and if required by law shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. To the extent required by law, every vote taken by ballots shall be counted by a duly appointed inspector or inspectors.

(C)  Subject to the rights of the holders of any series of preferred stock and except as otherwise required by law or the Certificate of Incorporation, directors shall be elected by a plurality of the voting power present or represented at the meeting and entitled to vote on the election of directors.

Section 2.10.          Organization.  A person designated by the Board of Directors or, in the absence of such a person, the Chairman of the Board or, in his or her absence, the Chief Executive Officer of the Corporation or, in his or her absence, the President of the Corporation or, in his or her absence, a Vice President of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairperson of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairperson of the meeting appoints.

Section 2.11.          Conduct of Business.  The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including the regulation of the manner of voting and the conduct of discussion. The chairperson shall have the power to adjourn the meeting to another place, if any, date and time. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

Section 2.12.          List of Stockholders Entitled to Vote.  The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder (but not the electronic mail address or other electronic contact information, unless the Board of Directors so directs) and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours, at the Corporation’s principal place of business. If the meeting is to be held at a place, then the list shall be produced and kept at the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder of the Corporation during the whole time of the meeting on a reasonably accessible electronic network, and the information required to gain access to such list shall be provided with the notice of the meeting.

Section 2.13.          Stock Ledger.  Except as otherwise provided by law, the stock ledger of the Corporation is the only evidence as to the stockholders who are entitled to examine the stock ledger, the list required by Section 2.12, or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

ARTICLE III

DIRECTORS

Section 3.01.          Number of Directors.  Subject to any rights of holders of any series of preferred stock to elect directors under specified circumstances, the Board of Directors shall consist of not less than three (3) or more than twelve (12) members, the exact number of which shall be fixed, from time to time, exclusively pursuant to a resolution adopted by the affirmative vote of a majority of the members of the Board of Directors then in office. No reduction of the authorized number of directors shall have the effect of removing any director before the director’s term of office expires.

Section 3.02.          Vacancies.  Any director may resign at any time by giving notice in writing or by electronic transmission to the Corporation. Any resignation will be effective upon actual receipt or, if later, as of the date and time or the occurrence of the event specified in the notice. Except for directorships created pursuant to the Certificate of Incorporation relating to the rights of holders of preferred stock or any series thereof, and except for vacancies in such directorships, any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled by the Board of Directors (and not by stockholders), acting by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy or newly created directorship shall hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

When one or more directors resigns and the resignation is effective at a future date or upon the occurrence of a future event, the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies as provided in this Section 3.02, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this Section 3.02.

Section 3.03.          Duties and Powers.  The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all powers of the Corporation and do all lawful acts and things as are not required by statute, the Certificate of Incorporation or these Bylaws to be exercised or done by the stockholders.

Section 3.04.          Meetings.  The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, if there is one, the Chief Executive Officer, the President or a majority of directors. Notice thereof stating the place, date and hour of the meeting will be given to each director either by mail not less than forty-eight (48) hours before the time of the meeting, by telephone or other form of electronic transmission or communication not less than twenty-four (24) hours before the time of the meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

Section 3.05.          Quorum.  Except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum is an act of the Board of Directors. If a quorum is not present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 3.06.          Actions of the Board of Directors in Lieu of a Meeting.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.07.          Meetings by Means of Conference Telephone.  Unless otherwise provided by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 3.07 shall constitute presence in person at such meeting.

Section 3.08.          Committees.  The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent permitted by applicable law and provided in the resolution of the Board of Directors or these Bylaws establishing such committee, shall have and may exercise all the lawfully delegable powers, duties and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee will keep regular minutes and report to the Board of Directors as appropriate. Each committee will comply with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations of the Securities and Exchange Commission and the rules and requirements of the NASDAQ or the New York Stock Exchange, as applicable, and will have the right to retain independent legal counsel and advisors at the Corporation’s expense.

Each member of a committee of the Board of Directors shall serve a term on the committee coexistent with such member’s term on the Board of Directors. The Board of Directors may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee.

Meetings and actions of committees shall be governed by, and held and taken in accordance with the provisions of:

(a)  Section 3.04 (Meetings);

(b)  Section 3.05 (Quorum);

(c)  Section 3.06 (Actions in Lieu of a Meeting); and

(d)  Section 3.07 (Meetings by means of Conference Telephone)

with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members. Notwithstanding the foregoing:

(i)

the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee;

(ii)

special meetings of committees may also be called by resolution of the Board of Directors; and

(iii)

notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee.

Section 3.09.          Compensation.  The Board of Directors may establish the compensation for, and reimbursement of the expenses of, directors for membership on the Board and on committees of the Board, attendance at meetings of the Board or committees of the Board, or for other services by the directors to the Corporation or any of its majority-owned subsidiaries, as the Board of Directors may determine.

Section 3.10.          Interested Directors.  No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, will be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because any such director’s or officer’s votes are counted for such purpose, if (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 3.11.          Audit Committee.  The Board of Directors shall establish an Audit Committee whose principal purpose will be to oversee the Corporation’s and its subsidiaries’

accounting and financial reporting processes, internal systems of control, independent auditor relationships and audits of consolidated financial statements of the Corporation and its subsidiaries. The Audit Committee will also appoint the independent auditors of the Corporation and make any change in such appointment and monitor the independence of the Corporation’s auditors. In addition, the Audit Committee will assume such other duties and responsibilities as the Board of Directors may confer upon the committee from time to time. In the event of any inconsistency between this Section 3.11 and the Certificate of Incorporation, the terms of the Certificate of Incorporation will govern.

Section 3.12.          Compensation Committee.  The Board of Directors shall establish a Compensation Committee whose principal duties will be to review employee compensation policies and programs as well as the compensation of the Chief Executive Officer, the President and other executive officers of the Corporation, along with such other duties and responsibilities as the Board of Directors may confer upon the committee from time to time. In the event of any inconsistency between this Section 3.12 and the Certificate of Incorporation, the terms of the Certificate of Incorporation shall govern.

Section 3.13.          Corporate Governance and Nominating Committee.  The Board of Directors shall establish a Corporate Governance and Nominating Committee whose principal duties will be to consider and recommend candidates for election to the Board of Directors and advise the Board of Directors on corporate governance matters, as well as such other duties and responsibilities as the Board of Directors may confer upon the committee from time to time. In the event of any inconsistency between this Section 3.13 and the Certificate of Incorporation, the terms of the Certificate of Incorporation shall govern.

ARTICLE IV

OFFICERS

Section 4.01.          General.  The officers of the Corporation will be elected by the Board of Directors. The Board of Directors, in its discretion, may elect a Chairman of the Board of Directors, a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary, Vice Presidents, Assistant Secretaries and such other officers as determined by the Board of Directors from time to time in accordance with Section 4.11 of these Bylaws. Any number of offices may be held by the same person, unless otherwise prohibited by applicable law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders or directors of the Corporation.

Section 4.02.          Election.  The Board of Directors at its first meeting held after each annual meeting of stockholders will elect the officers of the Corporation who will hold their offices for such terms and will exercise such powers and perform such duties as determined from time to time by the Board of Directors. All officers of the Corporation will hold office until their successors are chosen and qualified, or until their earlier death, resignation or removal. Any vacancy occurring in any office of the Corporation will be filled by the Board of Directors.

Section 4.03.          Voting Securities Owned by the Corporation.  Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the

Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, the President and any Vice President or any other person authorized by the Board of Directors, the Chief Executive Officer or the President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer deems advisable to vote in person or by proxy at any meeting of security holders of any entity in which the Corporation owns securities and at any such meeting will possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 4.04.          Chairman of the Board of Directors.  Except as otherwise provided in these Bylaws, the Chairman of the Board of Directors, if there is one, will preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board of Directors also will perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws or by the Board of Directors.

Section 4.05.          Chief Executive Officer.  Subject to the control of the Board of Directors and any supervisory powers the Board of Directors may give to the Chairman of the Board of Directors, the Chief Executive Officer shall have general supervision, direction, and control of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall perform all duties incidental to this office that may be required by law and all such other duties as are properly required of this office by the Board of Directors or assigned to him or her by the Bylaws. In the absence of the Chairman of the Board of Directors, the Chief Executive Officer shall preside at all meetings of the Board of Directors and of the stockholders.

Section 4.06.          President.  Subject to the control of the Board of Directors and any supervisory powers the Board of Directors may give to the Chairman of the Board of Directors and the Chief Executive Officer, the President shall be the chief operating officer of the Corporation and shall perform all duties incidental to this office that may be required by law and all such other duties as are properly required of this office by the Board of Directors or assigned to him or her by the Bylaws. At the request of the Chief Executive Officer, or in the event of a vacancy or in the event of his or her inability or refusal to act, the President will perform the duties of the Chief Executive Officer, and when so acting, will have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

Section 4.07.          Vice Presidents.  At the request of the President or in the event of a vacancy or in the event of his or her inability or refusal to act, the Vice President or the Vice Presidents if there is more than one (in the order designated by the Board of Directors) will perform the duties of the President and, when so acting, will have all the powers of and be subject to all the restrictions upon the President. Each Vice President will perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there is no Vice President, the Board of Directors will designate the officer of the Corporation who, in the event of a vacancy or in the event of the inability or refusal of the President to act, will perform the duties of the President, and when so acting, will have all the powers of and be subject to all the restrictions upon the President.

Section 4.08.          Secretary.  The Secretary will be charged with keeping the stock ledger of the Corporation. The Secretary will attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary also will perform like duties for the standing committees. The Secretary will give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and will perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer or the President, under whose supervision he or she will be. If there is no Secretary, or the Secretary is unable or refuses to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there is no Assistant Secretary, then the Board of Directors, the Chief Executive Officer or the President may choose another officer to cause such notice to be given.

The Secretary will have custody of the seal, if any, of the Corporation and the Secretary or any Assistant Secretary, if there is one, will have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal, if any, of the Corporation and to attest the affixing by his or her signature. The Secretary will see that all books, reports, statements, certificates and other documents and records required to be kept or filed by the DGCL and the corporation laws of other jurisdictions in which the Corporation is qualified to do business are properly kept or filed, as the case may be.

Section 4.09.          Assistant Secretaries.  Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there are any, will perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, any Vice President, if there are any, or the Secretary, and in the absence of the Secretary or in the event of his or her disability or refusal to act, will perform the duties of the Secretary, and when so acting, will have all the powers of and be subject to all the restrictions upon the Secretary.

Section 4.10.          Chief Financial Officer.  The Chief Financial Officer, subject to the order of the Board of Directors, shall have the care and custody of the moneys, funds, valuable papers and documents of the Corporation (other than his or her own bond, if any, which shall be in the custody of the Chief Executive Officer or the President), and shall have, under the supervision of the Board of Directors, all the powers and duties commonly incident to his or her office. The Chief Financial Officer shall be subject in every way to the order of the Board of Directors, and shall render to the Board of Directors, the Chief Executive Officer and/or the President of the Corporation, whenever they may require it, an account of all his or her transactions and of the financial condition of the Corporation. In addition to the foregoing, the Chief Financial Officer shall have such duties as may be prescribed or determined from time to time by the Board of Directors or by the Chief Executive Officer or the President if the Board of Directors does not do so.

Section 4.11.          Other Officers.  Such other officers as the Board of Directors may choose will perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the

Corporation the power to choose such other officers and to prescribe their respective duties and powers.

Section 4.12.          Resignations.  Any officer may resign at any time by giving written notice to the Board of Directors, the Chief Executive Officer, the President or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective.

Section 4.13.          Removal.  Any officer may be removed from office at any time, with or without cause, by the vote or written consent of a majority of the directors in office at the time, or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of Directors. In addition, any officer appointed by the Chief Executive Officer or the President may be removed from office at any time, with or without cause, by the Chief Executive Officer or the President.

Section 4.14.          Compensation.  The compensation of the executive officers shall be fixed from time to time by or in the manner provided by the Board of Directors, and no executive officer shall be prevented from receiving such compensation by reason of the fact that such executive officer is also a director of the Corporation.

Section 4.15.          Authority and Duties of Officers.  In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

ARTICLE V

STOCK

Section 5.01.          Certificates for Shares of Stock.  The shares of stock of the Corporation shall be represented by certificates unless the Board of Directors shall by resolution provide that some or all of any class or series of stock shall be uncertificated shares.  Any such resolution shall not apply to shares of stock represented by a certificate until the certificate is surrendered to the Corporation.  Any certificates representing shares of stock of the Corporation shall be in such form as required by law and as approved by the Board of Directors or the Chief Executive Officer. Certificates representing shares of stock shall be issued in numerical order, and each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the Chairman of the Board of Directors, the Chief Executive Officer, the President or a Vice President, and by the Secretary or an Assistant Secretary, certifying the number of shares owned by such stockholder.  Any or all of the signatures on such certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar who signed such certificate, or whose facsimile signature shall have been used thereon, were such officer, transfer agent or registrar of the Corporation at the date of issue.

Section 5.02.          Transfers of Stock.  Transfers of stock shall be subject to the restrictions on transfer, if any, set forth in the Certificate of Incorporation.  Transfers of stock shall be made only upon the stock transfer books of the Corporation, kept at the office of the Corporation or of the transfer agent designated to transfer the class of stock, and before a new certificate is issued with respect to a previously issued certificate, the old certificate shall be surrendered for cancellation, subject to the provisions of Section 5.04.  Until and unless the Board of Directors appoints some other person, firm or corporation as its transfer agent (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made), the Secretary of the Corporation shall be the transfer agent of the Corporation without the necessity of any formal action of the Board, and the Secretary, or any person designated by the Secretary, shall perform all of the duties of such transfer agent.

Section 5.03.          Regulations.  The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, conversion and registration of shares of stock of the Corporation (including any certificates representing such shares), not inconsistent with the laws of the State of Delaware, the Certificate of Incorporation and these Bylaws.

Section 5.04.          Lost Certificates.  The Board of Directors may direct that a new certificate or certificates be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates to be lost, stolen or destroyed. When authorizing the issue of such replacement certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such allegedly lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to give the Corporation a bond in such sum as it may direct to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or certificates.

Section 5.05.          Record Date.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders will apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 5.06.          Beneficial Owners. The Corporation is entitled to recognize the exclusive right of a person registered on its books as the owner of shares for all purposes, and is not bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has notice thereof, except as otherwise provided by law.

ARTICLE VI

NOTICES

Section 6.01.          Notices. Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws to be given to any director, member of a committee or stockholder, and no provision is made as to how such notice shall be given in these Bylaws, such notice may be given (i) personally, (ii) by mailing a copy of such notice, postage prepaid, directly to such director, member of a committee or stockholder to his or her address as it appears in the records of the Corporation or (iii) by transmitting such notice thereof to him or her, in the case of notice to stockholders to the extent permissible under Section 232 of the DGCL, by facsimile or other electronic transmission to the number or electronic mail address specified in the records of the Corporation or such other methods of electronic transmission permissible under Section 232 of the DGCL.

Section 6.02.          Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, will be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, and at the beginning of the meeting does object, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VII

GENERAL PROVISIONS

Section 7.01.          Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 7.02.          Disbursements. All checks or demands for money and notes of the Corporation will be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 7.03.          Fiscal Year. Unless otherwise fixed by resolution of the Board of Directors, the fiscal year of the Corporation will begin on January 1st and end on December 31st in each calendar year.

Section 7.04.          Corporate Seal. The Board of Directors may adopt a corporate seal, containing the name of the Corporation, and use it by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 7.05.          Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 7.06.          Reliance upon Books, Reports and Records.  Each director and each member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 7.07.          Time Periods.  In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

ARTICLE VIII

INDEMNIFICATION

Section 8.01.          Indemnification; Generally.  In addition to and without limiting the rights to indemnification and advancement of expenses specifically provided for in the other Sections of this Article VIII, the Corporation shall indemnify and advance expenses to each person who is or was a director or officer of the Corporation or is or was a director or officer of the Corporation serving at the Corporation’s request as a director, officer, employee or agent of any Other Enterprise to the full extent permitted by the laws of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment).

Section 8.02.          Indemnification in Actions by Third Parties.  The Corporation shall indemnify each person who has been or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation or is or was a director or officer of the Corporation serving at the Corporation’s request as a director, officer, employee or agent of any Other Enterprise against all liabilities and expenses, including without limitation judgments, fines and amounts paid in settlement (provided that such settlement and all amounts paid in connection therewith are approved in advance by the Corporation using the procedures set forth in Section 8.05 of these Bylaws, which approval shall not be unreasonably withheld or delayed), attorneys’ fees, ERISA excise taxes or penalties, fines and other expenses actually and reasonably incurred by such person in connection with such action, suit or proceeding (including without limitation the investigation, defense, settlement or appeal of such action, suit or proceeding) if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful; provided, however, that the Corporation shall not be required to indemnify or advance expenses to any such person or persons seeking indemnification or advancement of expenses in connection with an action, suit or proceeding initiated by such person including, without limitation, any cross-claim or counterclaim initiated by such person, other than a proceeding in accordance with Section 8.05 below, unless the initiation of such action, suit or proceeding was authorized by the Board of Directors of the Corporation.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction or under a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that such person’s conduct was unlawful.

Section 8.03.          Indemnification in Derivative Actions.  The Corporation shall indemnify each person who has been or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation or is or was a director or officer of the Corporation serving at the Corporation’s request as a director, officer, employee or agent of any Other Enterprise against all expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, suit or proceeding (including without limitation the investigation, defense, settlement or appeal of such action, suit or proceeding) if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification under this Section 8.03 shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which the action, suit or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 8.04.          Indemnification for Expenses.  Notwithstanding the other provisions of this Article VIII, to the extent a person who is or was serving as a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of any Other Enterprise, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 8.02 and Section 8.03 of these Bylaws (including the dismissal of any such action, suit or proceeding without prejudice), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 8.05.          Determination of Right to Indemnification.  Prior to indemnifying a person pursuant to the provisions of Sections 8.01, 8.02 and 8.03 of these Bylaws, unless ordered by a court and except as otherwise provided by Section 8.04 of these Bylaws, the Corporation shall determine that such person has met the specified standard of conduct entitling such person to indemnification as set forth under Sections 8.01, 8.02 and 8.03 of these Bylaws.  Any determination that a person shall or shall not be indemnified under the provisions of Sections 8.01, 8.02 and 8.03 of these Bylaws shall be made (A) by majority vote of the directors who were not parties to the action, suit or proceeding, even though less than a quorum, (B) by a committee of such disinterested directors designated by majority vote of such disinterested directors, even though less than a quorum, (C) if there are no such disinterested directors, or if such disinterested directors so direct, by independent legal counsel in a written opinion, or (D)  by the stockholders, and such determination shall be final and binding upon the Corporation; provided, however, that in the event such determination is adverse to the person or persons to be indemnified hereunder, such person or persons shall have the right to maintain an action in any court of competent jurisdiction against the Corporation to determine whether or not such person has met the requisite standard of conduct and is entitled to such indemnification hereunder.  If such court action is successful and the person or persons shall be determined to be entitled to such indemnification, such person or persons shall be reimbursed by the Corporation for all fees and expenses (including attorneys’ fees) actually and reasonably incurred in connection with any such action (including, without limitation, the investigation, defense, settlement or appeal of such action).

Section 8.06.          Advancement of Expenses.  Expenses (including attorneys’ fees) actually and reasonably incurred by a person who may be entitled to indemnification hereunder in defending an action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification by the Corporation.

Section 8.07.          Non-Exclusivity.  The indemnification and advancement of expenses provided by this Article VIII shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may have or hereafter acquire under any statute, the Certificate of Incorporation, these Bylaws, any agreement, the vote of stockholders or disinterested directors, policy of insurance or otherwise, both as to action in their official capacity and as to action in another capacity while holding their respective offices, and shall not limit in any way any right which the Corporation may have to make additional indemnifications with respect to the same or different persons or classes of person.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise specifically provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, administrators and estate of such a person.

Section 8.08.          Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the Corporation’s request as a director, officer, employee or agent of any Other Enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VIII.

Section 8.09.          Vesting of Rights.  The rights to indemnification and to the advancement of expenses conferred upon indemnitees in this Article VIII (A) shall be contract rights based upon good and valuable consideration, pursuant to which an indemnitee may bring suit as if the provisions of this Article VIII were set forth in a separate written contract between the indemnitee and the Corporation, (B) are intended to be retroactive and shall be available with respect to action or omission to act occurring prior to the adoption of this Article VIII, (C) shall continue as to an indemnitee who has ceased to be a director or officer of the Corporation or to serve at the request of the Corporation as a director, officer, employee or agent of any Other Enterprise, and shall inure to the benefit of the indemnitee’s heirs, executors and administrators, and (D) shall be deemed to have fully vested at the time the indemnitee first assumes his or her position as an officer or director of the Corporation.  No amendment, alteration or repeal of this Article VIII shall adversely affect any right of an indemnitee or his or her heirs, executors or administrators with respect to any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal, and regardless of whether any action, suit or proceeding is brought before or after the indemnitee has ceased to be a director or officer of the Corporation or ceased to serve at the request of the Corporation as a director, officer, employee or agent of any Other Enterprise.

Section 8.10.          Definitions.  For the purposes of this Article VIII, references to:

(A)  The “Corporation” shall, if and only if the Board of Directors shall determine, include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify the directors or officers of the constituent corporation and the directors and officers of the constituent corporation serving at the request of such constituent corporation as a director, officer,  employee or agent of any Other Enterprise, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such Corporation serving at the request of such constituent corporation as a director, officer, employee or agent of any Other Enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued;

(B)  “Other Enterprise” or “Other Enterprises” shall include without limitation any other corporation, partnership, limited liability company, joint venture, trust or employee benefit plan;

(C)  “director, officer, employee or agent of any Other Enterprise” shall include any person performing similar functions with respect to such Other Enterprise, whether incorporated or unincorporated;

(D)  “fines” shall include any excise taxes assessed against a person with respect to an employee benefit plan;

(E)  “defense” shall include investigations of any threatened, pending or completed action, suit or proceeding as well as appeals thereof and shall also include any defensive assertion of a cross-claim or counterclaim; and

(F)  “serving at the request of the Corporation” shall include any service as a director or officer of a corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and

(G)  “not opposed to the best interests of the Corporation” as referred to in this Article VIII, shall include with respect to any employee benefit plan, actions in good faith and in a manner reasonably believed to be in or not opposed to the interests of the participants and beneficiaries of an employee benefit plan.

For purposes of this Article VIII, unless the Board of Directors of the Corporation shall determine otherwise, any director or officer of the Corporation who shall serve as a director, officer, employee or agent of any Other Enterprise of which the Corporation, directly or indirectly, is a stockholder or creditor, or in which the Corporation is in any way interested, shall be presumed to be serving as such director, officer, employee or agent at the request of the Corporation.  In all other instances where any director or officer of the Corporation shall serve as a director, officer, employee or agent of any Other Enterprise, if it is not otherwise established that such person is or was serving as such director, officer, employee or agent at the request of the Corporation, the Board of Directors of the Corporation shall determine whether such person is or was serving at the request of the Corporation, and it shall not be necessary to show any prior request for such service, which determination shall be final and binding on the Corporation and the person seeking indemnification.

Section 8.11.          Partial Indemnification.  Without limiting the generality of the foregoing, if any person who is or was serving as a director or officer of the Corporation, or any person who is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of any Other Enterprise, is entitled under any provision of this Article VIII to indemnification by the Corporation for some or a portion of the judgments, amounts paid in settlement, attorneys’ fees, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended, fines or other expenses actually and reasonably incurred by any such person in connection with any threatened, pending or completed action, suit or proceeding (including without limitation the investigation, defense, settlement or appeal of such action, suit or proceeding), whether civil, criminal, administrative, investigative or appellate, but not, however, for all of the total amount thereof, the Corporation shall nevertheless indemnify such person for the portion thereof to which such person is entitled.

ARTICLE IX

AMENDMENTS

Section 9.01.          Amendments.  Subject to the rights of the holders of any series of preferred stock, these Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted, by the Board of Directors. Subject to the rights of the holders of any series of preferred stock, the Corporation’s Bylaws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of not less than a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote thereon, voting together as a single class, except that (and in addition to any other vote that may be required by law), to be amended by the stockholders of the Corporation, the affirmative vote of holders of not less than two-thirds of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to alter, amend or repeal, in whole or in part, Section 2.04, 2.05, 2.06, 3.01, 3.02, Article VIII or this Section 9.01 of the Bylaws or to adopt any bylaw inconsistent with the purpose and intent of the foregoing provisions. Notice of such alteration, amendment, repeal or adoption of new Bylaws will be contained in the notice of any meeting of stockholders at which such matter is expected to be acted upon.

CERTIFICATE

The undersigned Secretary of NIC Inc., a Delaware corporation, hereby certifies that the foregoing Bylaws are the duly adopted Bylaws of the Corporation.

Dated:  May 7, 2009

NIC INC.

By:	/s/ William F. Bradley, Jr.
William F. Bradley, Jr.
Secretary